Exhibit 10.3

ISSUING AND PAYING AGENCY AGREEMENT

This Agreement, dated as of August 16, 2007, is by and between CME Group Inc. (the “Issuer”) and JPMorgan Chase Bank, National Association (“JPMorgan”).

1. APPOINTMENT AND ACCEPTANCE

The Issuer hereby appoints JPMorgan as its issuing and paying agent in connection with the issuance and payment of certain short-term promissory notes of the Issuer (the “Notes”), as further described herein, and JPMorgan agrees to act as such agent upon the terms and conditions contained in this Agreement.

2. COMMERCIAL PAPER PROGRAMS

The Issuer may establish one or more commercial paper programs under this Agreement by delivering to JPMorgan a completed program schedule (the “Program Schedule”), with respect to each such program. JPMorgan has given the Issuer a copy of the current form of Program Schedule and the Issuer shall complete and return its first Program Schedule to JPMorgan prior to or simultaneously with the execution of this Agreement. In the event that any of the information provided in, or attached to, a Program Schedule shall change, the Issuer shall promptly inform JPMorgan of such change in writing.

3. NOTES

All Notes issued by the Issuer under this Agreement shall be short-term promissory notes, exempt from the registration requirements of the Securities Act of 1933, as amended, as indicated on the Program Schedules, and from applicable state securities laws. The Notes may be placed by dealers (the “Dealers”) pursuant to Section 4 hereof. Notes shall be issued in either certificated or book-entry form.

4. AUTHORIZED REPRESENTATIVES

The Issuer shall deliver to JPMorgan a duly adopted corporate resolution from the Issuer’s Board of Directors (or other governing body) authorizing the issuance of Notes under each program established pursuant to this Agreement and a certificate of incumbency, with specimen signatures attached, of those officers, employees and agents of the Issuer authorized to take certain actions with respect to the Notes as provided in this Agreement (each such person is hereinafter referred to as an “Authorized Representative”). Until JPMorgan receives any subsequent incumbency certificates of the Issuer, JPMorgan shall be entitled to rely on the last incumbency certificate delivered to it for the purpose of determining the Authorized Representatives. The Issuer represents and warrants that each Authorized Representative may appoint other officers, employees and agents of the Issuer (the “Delegates”), including without limitation any Dealers, to issue instructions to JPMorgan under this Agreement, and take other actions on the Issuer’s behalf hereunder, provided that notice of the appointment of each Delegate is delivered to JPMorgan in writing. Each such appointment shall remain in effect unless and until revoked by the Issuer in a written notice to JPMorgan.

5. CERTIFICATED NOTES

If and when the Issuer intends to issue certificated notes (“Certificated Notes”), the Issuer and JPMorgan shall agree upon the form of such Notes. Thereafter, the Issuer shall from time to time deliver to JPMorgan adequate supplies of Certificated Notes which will be in bearer form, serially numbered, and shall be executed by the manual or facsimile signature of an Authorized Representative. JPMorgan will acknowledge receipt of any supply of Certificated Notes received from the Issuer, noting any exceptions to the shipping manifest or transmittal letter (if any), and will hold the Certificated Notes in safekeeping for the Issuer in accordance with JPMorgan’s customary practices. JPMorgan shall not have any liability to the Issuer to determine by whom or by what means a facsimile signature may have been affixed on Certificated Notes, or to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signature attached to the Issuer’s certificate of incumbency with respect to such Authorized Representative. Any Certificated Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature was affixed shall bind the Issuer after completion thereof by JPMorgan, notwithstanding that such person shall have ceased to hold his or her office on the date such Note is countersigned or delivered by JPMorgan.

6. BOOK-ENTRY NOTES

The Issuer’s book-entry notes (“Book-Entry Notes”) shall not be issued in physical form, but their aggregate face amount shall be represented by a master note (the “Master Note”) in the form of Exhibit A executed by the Issuer pursuant to the book-entry commercial paper program of The Depository Trust Company (“DTC”). JPMorgan shall maintain the Master Note in safekeeping, in accordance with its customary practices, on behalf of Cede & Co., the registered owner thereof and nominee of DTC. As long as Cede & Co. is the registered owner of the Master Note, the beneficial ownership interest therein shall be shown on, and the transfer of ownership thereof shall be effected through, entries on the books maintained by DTC and the books of its direct and indirect participants. The Master Note and the Book-Entry Notes shall be subject to DTC’s rules and procedures, as amended from time to time. JPMorgan shall not be liable or responsible for sending transaction statements of any kind to DTC’s participants or the beneficial owners of the Book-Entry Notes, or for maintaining, supervising or reviewing the records of DTC or its participants with respect to such Notes. In connection with DTC’s program, the Issuer understands that as one of the conditions of its participation therein, it shall be necessary for the Issuer and JPMorgan to enter into a Letter of Representations, in the form of Exhibit B hereto, and for DTC to receive and accept such Letter of Representations. In accordance with DTC’s program, JPMorgan shall obtain from the CUSIP Service Bureau a written list of CUSIP numbers for Issuer’s Book-Entry Notes, and JPMorgan shall deliver such list to DTC. The CUSIP Service Bureau shall bill the Issuer directly for the fee or fees payable for the list of CUSIP numbers for the Issuer’s Book-Entry Notes.

7. ISSUANCE INSTRUCTIONS TO JPMORGAN; PURCHASE PAYMENTS

The Issuer understands that all instructions under this Agreement are to be directed to JPMorgan’s Commercial Paper Operations Department in accordance with Section 18 hereof. JPMorgan shall provide the Issuer, or, if applicable, the Issuer’s Dealers, with access to JPMorgan’s Money Market Issuance System or other electronic means (collectively, the “System”) in order that JPMorgan may receive electronic instructions for the issuance of Notes. Electronic instructions must be transmitted in accordance with the procedures furnished by JPMorgan to the Issuer or its Dealers in connection with the System. These transmissions shall be the equivalent to the giving of a duly authorized written and signed instruction which JPMorgan may act upon without liability. In the event that the System is inoperable at any time, an Authorized Representative or a Delegate may deliver written, telephone or facsimile instructions to JPMorgan, which instructions shall be verified in accordance with any security procedures agreed upon by the parties. JPMorgan shall incur no liability to the Issuer in acting upon instructions believed by JPMorgan in good faith to have been given by an Authorized Representative or a Delegate. In the event that a discrepancy exists between a telephonic instruction and a written confirmation, the telephonic instruction will be deemed the controlling and proper instruction. JPMorgan may electronically record any customary conversations made pursuant to this Agreement, and the Issuer hereby consents to such recordings. All issuance instructions regarding the Notes must be received by 1:00 P.M. New York time in order for the Notes to be issued or delivered on the same day.

(a)	Issuance and Purchase of Book-Entry Notes.	Upon receipt of
issuance instructions from
the Issuer or its Dealers
with respect to Book-Entry
Notes, JPMorgan shall
transmit such instructions
to DTC and direct DTC to
cause appropriate entries
of the Book-Entry Notes to
be made in accordance with
DTC’s applicable rules,
regulations and procedures
for book-entry commercial
paper programs. JPMorgan
shall assign CUSIP numbers
to the Issuer’s Book-Entry
Notes to identify the
Issuer’s aggregate
principal amount of
outstanding Book-Entry
Notes in DTC’s system,
together with the
aggregate unpaid interest
(if any) on such Notes.
Promptly following DTC’s
established settlement
time on each issuance
date, JPMorgan shall
access DTC’s system to
verify whether settlement
has occurred with respect
to the Issuer’s Book-Entry
Notes. Prior to the close
of business on such
business day, JPMorgan
shall deposit immediately
available funds in the
amount of the proceeds due
the Issuer (if any) to the
Issuer’s account at
JPMorgan and designated in
the applicable Program
Schedule (the “Account”),
provided that JPMorgan has
received DTC’s
confirmation that the
Book-Entry Notes have
settled in accordance with
DTC’s applicable rules,
regulations and
procedures. JPMorgan
shall have no liability to
the Issuer whatsoever if
any DTC participant
purchasing a Book-Entry
Note fails to settle or
delays in settling its
balance with DTC or if DTC
fails to perform in any
respect.
(b)	Issuance and Purchase of Certificated Notes.	Upon receipt of issuance
instructions with respect
to Certificated Notes,
JPMorgan shall: (a)
complete each Certificated
Note as to principal
amount, date of issue,
maturity date, place of
payment, and rate or
amount of interest (if
such Note is interest
bearing) in accordance
with such instructions;
(b) countersign each
Certificated Note; and (c)
deliver each Certificated
Note in accordance with
the Issuer’s instructions,
except as otherwise set
forth below. Whenever
JPMorgan is instructed to
deliver any Certificated
Note by mail, JPMorgan
shall strike from the
Certificated Note the word
“Bearer,” insert as payee
the name of the person so
designated by the Issuer
and effect delivery by
mail to such payee or to
such other person as is
specified in such
instructions to receive
the Certificated Note.
The Issuer understands
that, in accordance with
the custom prevailing in
the commercial paper
market, delivery of
Certificated Notes shall
be made before the actual
receipt of payment for
such Notes in immediately
available funds, even if
the Issuer instructs
JPMorgan to deliver a
Certificated Note against
payment. Therefore, once
JPMorgan has delivered a
Certificated Note to the
designated recipient, the
Issuer shall bear the risk
that such recipient may
fail to remit payment of
such Note or return such
Note to JPMorgan.
Delivery of Certificated
Notes shall be subject to
the rules of the New York
Clearing House in effect
at the time of such
delivery. Funds received
in payment of Certificated
Notes shall be credited to
the Account.

8.	USE OF SALES PROCEEDS IN ADVANCE OF PAYMENT

JPMorgan shall not be obligated to credit the Issuer’s Account unless and until payment of the purchase price of each Note is received by JPMorgan. From time to time, JPMorgan, in its sole discretion, may permit the Issuer to have use of funds payable with respect to a Note prior to JPMorgan’s receipt of the sales proceeds of such Note. If JPMorgan makes a deposit, payment or transfer of funds on behalf of the Issuer before JPMorgan receives payment for any Note, such deposit, payment or transfer of funds shall represent an advance by JPMorgan to the Issuer to be repaid promptly, and in any event on the same day as it is made, from the proceeds of the sale of such Note, or by the Issuer if such proceeds are not received by JPMorgan.

9.	PAYMENT OF MATURED NOTES

Notice that the Issuer will not redeem any Note on the relative Initial Redemption Date (as defined in the applicable Extendible Commercial Note Announcement) must be received in writing by JPMorgan by 11:00 A.M. on such Initial Redemption Date. On any other day when a Note matures or is prepaid, the Issuer shall transmit, or cause to be transmitted, to the Account, prior to 2:00 P.M. New York time on the same day, an amount of immediately available funds sufficient to pay the aggregate principal amount of such Note and any applicable interest due. JPMorgan shall pay the interest (if any) and principal on a Book-Entry Note to DTC in immediately available funds, which payment shall be by net settlement of JPMorgan’s account at DTC. JPMorgan shall pay Certificated Notes upon presentment. JPMorgan shall have no obligation under the Agreement to make any payment for which there is not sufficient, available and collected funds in the Account, and JPMorgan may, without liability to the Issuer, refuse to pay any Note that would result in an overdraft to the Account.

10. OVERDRAFTS

(a) Intraday overdrafts with respect to each Account shall be subject to JPMorgan’s policies as in effect from time to time.

(b) An overdraft will exist in an Account if JPMorgan, in its sole discretion, (i) permits an advance to be made pursuant to Section 8 and, notwithstanding the provisions of Section 8, such advance is not repaid in full on the same day as it is made, or (ii) pays a Note pursuant to Section 9 in excess of the available collected balance in such Account. Overdrafts shall be subject to JPMorgan’s established banking practices, including, without limitation, the imposition of interest, funds usage charges and administrative fees. The Issuer shall repay any such overdraft, fees and charges no later than the next business day, together with interest on the overdraft at the rate established by JPMorgan for the Account, computed from and including the date of the overdraft to the date of repayment.

11. NO PRIOR COURSE OF DEALING

No prior action or course of dealing on the part of JPMorgan with respect to advances of the purchase price or payments of matured Notes shall give rise to any claim or cause of action by the Issuer against JPMorgan in the event that JPMorgan refuses to pay or settle any Notes for which the Issuer has not timely provided funds as required by this Agreement.

12. RETURN OF CERTIFICATED NOTES

JPMorgan will in due course cancel any Certificated Note presented for payment and return such Note to the Issuer. JPMorgan shall also cancel and return to the Issuer any spoiled or voided Certificated Notes. Promptly upon written request of the Issuer or at the termination of this Agreement, JPMorgan shall destroy all blank, unissued Certificated Notes in its possession and furnish a certificate to the Issuer certifying such actions.

13. INFORMATION FURNISHED BY JPMORGAN

Upon the reasonable request of the Issuer, JPMorgan shall promptly provide the Issuer with information with respect to any Note issued and paid hereunder, provided, that the Issuer delivers such request in writing and, to the extent applicable, includes the serial number or note number, principal amount, payee, date of issue, maturity date, amount of interest (if any) and place of payment of such Note.

14. REPRESENTATIONS AND WARRANTIES

The Issuer represents and warrants that: (i) it has the right, capacity and authority to enter into this Agreement; and (ii) it will comply with all of its obligations and duties under this Agreement. The Issuer further represents and agrees that each Note issued and distributed upon its instruction pursuant to this Agreement shall constitute the Issuer’s representation and warranty to JPMorgan that such Note is a legal, valid and binding obligation of the Issuer, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and that such Note is being issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.

15. DISCLAIMERS

Neither JPMorgan nor its directors, officers, employees or agents shall be liable for any act or omission under this Agreement except in the case of gross negligence or willful misconduct. IN NO EVENT SHALL JPMORGAN BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF JPMORGAN HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION. In no event shall JPMorgan be considered negligent in consequence of complying with DTC’s rules, regulations and procedures. The duties and obligations of JPMorgan, its directors, officers, employees or agents shall be determined by the express provisions of this Agreement and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. Neither JPMorgan nor its directors, officers, employees or agents shall be required to ascertain whether any issuance or sale of any Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Issuer is a party (whether or not JPMorgan is also a party to such agreement).

16. INDEMNIFICATION

The Issuer agrees to indemnify, defend and hold harmless JPMorgan, its directors, officers, employees and agents (collectively, “indemnitees”) from and against any and all liabilities, claims, losses, damages, penalties, reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by or asserted or assessed against any indemnitee arising in respect of this Agreement, except in respect of any indemnitee for any such liability, claim, loss, damage, penalty, cost or expense resulting from the gross negligence or willful misconduct of such indemnitee. This indemnity will survive the termination of this Agreement.

17. OPINION OF COUNSEL

The Issuer shall deliver to JPMorgan all documents it may reasonably request relating to the existence of the Issuer and authority of the Issuer for this Agreement, including, without limitation, an opinion of counsel, substantially in the form of Exhibit C hereto.

18. NOTICES

All notices, confirmations and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be sent by first-class mail, postage prepaid, by telecopier or by hand, addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice:

If to the Issuer: CME Group Inc.

20 South Wacker Drive
Chicago, Illinois 60606
Attention of: Chief Financial Officer (Telecopy No. (312) 930-3016)
with copies to Treasurer (Telecopy No. (312) 930-3016) and to General Counsel (Telecopy No. (312) 930-4556)

If to JPMorgan concerning the daily issuance and redemption of Notes:

Attention: Money Market Operations
420 West Van Buren, 5th Floor
	Chicago, IL 60606 Telephone: Facsimile:	(800) 499-3176/ (312) 954-0445 (312) 954-0432
All other:	Attention: Commercial Paper JPM
4 New York Plaza 21st Floor
	New York NY 10004-2413 Telephone: Facsimile:	(212) 623-8220 (212) 623-8420/21

19. COMPENSATION

The Issuer shall pay compensation for services pursuant to this Agreement in accordance with the pricing schedules furnished by JPMorgan to the Issuer from time to time and upon such payment terms as the parties shall determine. The Issuer shall also reimburse JPMorgan for any fees and charges imposed by DTC with respect to services provided in connection with the Book-Entry Notes.

20. BENEFIT OF AGREEMENT

This Agreement is solely for the benefit of the parties hereto and no other person shall acquire or have any right under or by virtue hereof.

21. TERMINATION

This Agreement may be terminated without affecting the respective liabilities of the parties hereunder arising prior to such termination: (i) upon 30 days notice to the other party for any reason; or (ii) immediately upon notice to the other party if any of the following events shall occur:

(a) either party shall materially breach this Agreement or fail to observe or perform any material covenant, condition or agreement contained in this Agreement;

(b) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Issuer or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or for a substantial part of its assets, or an order or decree approving or ordering any of the foregoing shall be entered; or

(c) the Issuer shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in the immediately preceding paragraph, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

22. FORCE MAJEURE

In no event shall JPMorgan be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond JPMorgan’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond JPMorgan’s control whether or not of the same class or kind as specifically named above.

23. ENTIRE AGREEMENT

This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between JPMorgan and the Issuer with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, communications, discussions and agreements between the parties concerning the subject matter of this Agreement.

24. WAIVERS AND AMENDMENTS

No failure or delay on the part of any party in exercising any power or right under this Agreement shall operate as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. Any such waiver shall be effective only in the specific instance and for the purpose for which it is given. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Issuer and JPMorgan.

25. BUSINESS DAY

Whenever any payment to be made hereunder shall be due on a day which is not a business day for JPMorgan, then such payment shall be made on JPMorgan’s next succeeding business day.

26. COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original and such counterparts together shall constitute but one instrument.

27. HEADINGS

The headings in this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms of this Agreement.

28. GOVERNING LAW

This Agreement and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

29. JURISDICTION AND VENUE

Each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any New York State court located in the Borough of Manhattan in New York City and of any appellate court from any thereof for the purposes of any legal suit, action or proceeding arising out of or relating to this Agreement (a “Proceeding”). Each party hereby irrevocably agrees that all claims in respect of any Proceeding may be heard and determined in such Federal or New York State court and irrevocably waives, to the fullest extent it may effectively do so, any objection it may now or hereafter have to the laying of venue of any Proceeding in any of the aforementioned courts and the defense of an inconvenient forum to the maintenance of any Proceeding.

30. WAIVER OF TRIAL BY JURY

EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

31. ACCOUNT CONDITIONS

Each Account shall be subject to JPMorgan’s account conditions, as in effect from time to time.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by duly authorized officers as of the day and year first-above written.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By: /s/ Jennifer Fredericks
Name: Jennifer Fredericks
Title: Trust Officer

Date: August 16, 2007

CME GROUP INC.

By: James A. Pribel

Name:	James A. Pribel

Title: Director and Treasurer

Date:	August 16, 2007

EXHIBIT A

(DTC Master Note)

AND

EXHIBIT B

(DTC Letter of Representations)

TO FOLLOW

EXHIBIT C

FORM OF OPINION

[Company Letterhead]

August 16, 2007

To the Addressees listed on
Schedule I hereto

Ladies and Gentlemen:

I am the General Counsel of CME Group Inc., a Delaware corporation (the “Company”), and, as such, I am furnishing this opinion in connection with each of (i) that certain Commercial Paper Dealer Agreement, dated as of August 16, 2007 (the “Lehman Dealer Agreement”), between the Company, as issuer, and Lehman Brothers Inc., as dealer (the “Lehman Dealer”), (ii) that certain Commercial Paper Dealer Agreement, dated as of August 16, 2007 (the “Merrill Dealer Agreement” and, together with the Lehman Dealer Agreement, collectively, the “Dealer Agreements”), among the Company, as issuer, and Merrill Lynch Money Markets Inc., as dealer for Notes (as defined in the Merrill Dealer Agreement) with maturities up to 270 days (“MLMM”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as dealer for Notes (as defined in the Merrill Dealer Agreement) with maturities over 270 days (“MLPF&S” and, together with MLMM, collectively, the “Merrill Dealer”), (iii) that certain Issuing and Paying Agency Agreement, dated as of August 16, 2007 (the “Issuing and Paying Agency Agreement”), between the Company and JPMorgan Chase Bank, National Association, as issuing and paying agent (the “Issuing and Paying Agent”), and (iv) the Master Note dated August 16, 2007 (the “Master Note”). The Lehman Dealer Agreement, the Merrill Dealer Agreement, the Issuing and Paying Agency Agreement and the Master Note shall hereafter be referred to collectively as the “Transaction Agreements.” This opinion is being delivered pursuant to Section 3.6 of each Dealer Agreement.

In my examination, I have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Transaction Agreements, certificates of appropriate representatives of the Company.

In rendering the opinions set forth herein, I have examined and relied upon originals or copies of the Transaction Agreements and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Dealer Agreements. As used herein, “Applicable Laws” means those laws, rules and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements, without my having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws.

I am a member of the Bar of the State of Illinois and the foregoing opinions are limited to matters involving the Federal laws of the United States of America and the General Corporation Law of the State of Delaware and I do not express any opinion as to any other laws. I note that the Transaction Agreements purport to be governed by the laws of the State of New York and I express no opinion with respect to the laws of the State of New York.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Company has all the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Agreements. The execution and delivery of each of the Transaction Agreements and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Company. Each of each Dealer Agreement and the Issuing and Paying Agency Agreement has been duly executed and delivered by the Company.

3. In the event that an Illinois court were to apply the substantive laws of the State of Illinois, notwithstanding the choice of law of the parties set forth in the Transaction Agreements, and without regard to choice of law principles, each of the Transaction Agreements constitutes and, in the case of the Notes, when issued in accordance with the Issuing and Paying Agency Agreement and paid for by the purchasers thereof, will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the Applicable Laws of the State of Illinois.

4. The execution and delivery by the Company of each of the Transaction Agreements and the performance by the Company of its obligations under each of the Transaction Agreements, each in accordance with its terms, do not (i) conflict with the certificate of incorporation or by-laws of the Company, (ii) constitute a violation of, or a default under any material agreements or instruments known to me (after due inquiry) to which the Company is a party or by which it is bound or to which it is subject or result in the creation or imposition of any lien upon any property of the Company pursuant to the terms of any such material agreement or instrument or (iii) violate any order, writ, injunction or decree known to me (after due inquiry) of any court or governmental authority or agency applicable to the Company.

5. The offer, sale and delivery of the Notes in the manner contemplated by the Dealer Agreements do not require registration under the Securities Act of 1933, as amended, or qualification of any indenture under the Trust Indenture Act of 1939, as amended (it being understood that I express no opinion as to any subsequent resale of any Note); and the Notes will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Company.

6. No consent, approval or authorization of, or filing, recording or registration with, any governmental authority, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of any of the Transaction Agreements by the Company or the enforceability of any of the Transaction Agreements against the Company, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

7. To the best of my knowledge, except as disclosed in the Company’s public filings with the Securities and Exchange Commission, there is no litigation or governmental proceeding pending or threatened against the Company or any of its subsidiaries which would have a material adverse effect on the ability of the Company to perform its obligations under the Transaction Agreements.

8. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

My opinions are subject to the following assumptions and qualifications:

(a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) I have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement (other than the Company to the extent expressly set forth herein) enforceable against such other party in accordance with its terms;

(c) I express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Company to the extent expressly set forth herein) to the Transaction Agreements with any state, federal or other laws or regulations applicable to any of them or (ii) the legal or regulatory status or the nature of the business of any party (other than the Company to the extent expressly set forth herein);

(d) I express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Agreements which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(e) I express no opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Transaction Agreements or any transactions contemplated thereby;

(f) I express no opinion on the enforceability of any provision in a Transaction Agreement purporting to prohibit, restrict or condition the assignment of rights under such Transaction Agreement to the extent such restriction on assignability is governed by the Uniform Commercial Code;

(g) I express no opinion as to the enforceability of any provision of any Transaction Agreement to the extent it purports to waive any objection a person may have that a suit, action or proceeding has been brought in an inconvenient forum or a forum lacking subject matter jurisdiction;

(h) for purposes of my opinion set forth in paragraph 5 above, I have assumed (a) the accuracy of the representations and warranties and compliance with the agreements made by the Dealer in the Dealer Agreements (b) compliance by the Dealer with the offering and transfer procedures and restrictions required by the Dealer Agreements including, without limitation, the delivery to each purchaser of the Notes of an offering memorandum containing a legend restricting offers, sales and resales of the Notes in the form required by the Dealer Agreements and (c) the accuracy of the representations and warranties made in accordance with such offering memorandum by the initial purchasers of the Notes; and

(i) I express no opinion as to the enforceability of Section 7.3(a) of either Dealer Agreement.

At the request of the Company, this opinion letter is, pursuant to Section 3.6 of each Dealer Agreement, provided to you by me in my capacity as in-house counsel of the Company and may not be relied upon by any person for any purpose other than in connection with the transactions contemplated by the Transaction Agreements without, in each instance, my prior written consent. No opinion is implied or is to be inferred beyond the opinions expressly stated above. I assume no obligation to update this letter for events, changes in law or circumstances occurring after the date of this opinion.

Very truly yours,

Schedule I to Opinion

Addressees

Lehman Brothers Inc., as Dealer for the Notes (under and as defined in the Lehman Dealer Agreement)

Merrill Lynch Money Markets Inc., as Dealer for Notes (as defined in the Merrill Dealer Agreement) with maturities up to 270 days

Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Dealer for Notes (as defined in the Merrill Dealer Agreement) with maturities over 270 days

JPMorgan Chase Bank, National Association, as Issuing and Paying Agent